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                                                                   Exhibit 10.27

                              AMENDED AND RESTATED
                                      NOTE

$11,250,000                                        Fort Washington, PA
                                                   Effective as of April 1, 2002

         FOR VALUE RECEIVED, TRC HOLDINGS, INC., a Pennsylvania corporation, with an address of Suite 1300 Virginia Drive, Fort Washington, Pennsylvania 19034 ("Maker") unconditionally promises to pay to the order of NCO TELESERVICES, INC. a Pennsylvania corporation or its permitted assignee, with an address at 515 Pennsylvania Avenue, Fort Washington, Pennsylvania 19034 ("Payee"), the principal sum of ELEVEN MILLION TWO HUNDRED FIFTY THOUSAND DOLLARS ($11,250,000) (hereinafter referred to as the "Loan" or the "Loan Amount"), lawful money of the United States of America, together with interest from the date hereof, on the outstanding balance of the Loan, the original amount of which, TWELVE MILLION TWO HUNDRED FIFTY THOUSAND DOLLARS ($12,250,000), resulted from a transaction under that certain Asset Purchase Agreement dated October 26, 2000, by and between Maker and Payee (the "Agreement"), and on the terms set forth herein. Any capitalized terms used but not otherwise defined herein shall have the meaning given to such term in the Agreement.

         1. Interest and Principal Payment Notwithstanding the terms of the
Agreement:

              (a) Interest Rate. During each year that this Note is outstanding, it shall bear interest at the Prime Rate of Interest as reported in the Wall Street Journal on the last business day of February of such year, plus one percent (10th). Notwithstanding the foregoing, the maximum interest rate payable on this Note shall be nine percent (9%) per annum.

              (b) Principal Payments. Beginning on May 1, 2002, and continuing on the first day of each month through October 1, 2003, Maker shall pay interest only, in arrears, on the unpaid incipal balance of the Note at the rate specified in Paragraph l(a) hereof Beginning on November 1, 2003, and continuing on the first day of each month for one hundred fifty-five (155) consecutive months, Maker shall pay the amount of One Hundred Ten Thousand Dollars ($110,000) on account of interest and principal on this Note. Each such monthly payment shall be first applied to interest on the then outstanding principal balance of this Note at the rate specified Paragraph l(a) hereof and the balance of each payment shall be applied to the reduction of the outstanding principal balance. In the event any principal balance remains outstanding, after the application of such payments, the remaining balance shall be paid ill full on November 1, 2016.

              (c) Additional Contingent Principal Payments. In addition to the foregoing, on May 1 of each year that this Note is outstanding, Maker will make an additional payment, to be applied against the outstanding principal balance, of an amount equal to fifteen percent (15%) of Maker's Net Income, if any, for the year ending on the preceding December 31. For purposes of this paragraph, Net Income shall be the amount of taxable income, if any, included on the Maker's federal income tax return for such year as determined by the Maker's independent certified public accountant, adjusted by the deduction of all shareholder distributions for the purpose of paying federal, state and local income taxes and by the addition of an amount equal to any payments made to Messrs. Raquet, Hammond, Otesky and Ms. Zuckerman in excess of the amounts due them under their current employment agreements.

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              (d) Late Charge. Any payment not received by the close of business on the fifth business day of each month shall incur a late charge of five percent (5%) of the payment.

         2. Prepayment. Maker shall have the night to prepay this Note, in whole or in part without premium or penalty, at any time. Any prepayment shall be applied against principal and the monthly principal payment shall be recalculated to reduce the amount of each remaining monthly principal payment due hereunder.

         3. Security and Subordination. Payment of this Note by the Maker is secured by a second (2nd) lien on the Assets of Maker being acquired by Maker from Payee pursuant to the Agreement, intended to be secured by the filing, of UCC Financing Statements forthwith with the appropriate state and local offices. The Loan shall be subordinated (in all respects) to bank debt of Maker, the proceeds of which are to be used by Maker for operating working capital. By acceptance of this Note, Payee agrees to execute and deliver such agreements and instruments as any such bank may require from time to time, and to such amendments to or legends on this Note, pertaining to such subordination.

         4. Events of Default. Maker will be in default (an "Event of Default") hereunder if any of the following, happens: (a) Maker fails to make any payment or principal or interest when due; (b) the entry of decree or order for relief by a court having jurisdiction over Maker in an involuntary case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency, or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) for Maker or for any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of thirty (30) consecutive days; (c) the commencement by Maker of a voluntary case under the federal bankruptcy laws, as not constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency, or other similar law, the consent by Maker to the appointment of or taking, possession by a receiver, liquidator, assignee, trustee, custodian, conservator, sequestrator (or other similar official) for Maker or for any substantial part Of its property, or the making by It of any assignment for the benefit of creditors, or for the failure of Maker generally to pay its debts as such debts become due, or the ordering of the winding-up or liquidation of its affairs by Maker; (d) Maker shall merge its business with or 'into any other entity and Maker is not the surviving entity; or (e) Maker shall sell all or substantially all of its assets outside the ordinary Course of its business.

         5. Remedies: Default Rate. Upon the occurrence of an Event of Default, the entire principal indebtedness evidenced hereby, together with all arrearages of interest hereon and other sums due hereunder, if any, shall, at the option of Payee, become due and payable Immediately, without presentation, demand or further action, (after such Event of Default and acceleration and until Maker's indebtedness to Payee is paid in full, including the period following entry of any judgment) at a rate which is four percent (4%) per annum in excess of the rate herein specified (the "Default Rate"), together with all reasonable attorney's fees for collection, then due by Maker to Payee and the payment of same may be enforced and recovered by the entry of judgment on this Note and the issuance of execution thereon.

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         6. Confession of Judgment. Upon the occurrence of an Event of Default hereunder, Maker hereby irrevocably authorizes and empowers any attorney of any court of record or the Prothonotary or Clerk of any court in the Commonwealth of Pennsylvania, or elsewhere, to appear at any time for the of any term, and therein to confess or enter judgment against the Maker for all or any part of the sums due Payee pursuant to this Note and all arrearages of interest thereon together with interest thereon at the Default Rate after default including interest at that rate from and after the date of any foreclosure, sheriffs or judicial sale until actual payment is made to Payee of the full amount due Payee plus costs and together with all actual attorneys' fees incurred by Payee from time to time in enforcing its rights hereunder, including the Confession of Judgment against Maker. For purposes of such confessions of judgment, this Note or a copy thereof verified by affidavit shall be a good and sufficient warrant. The authority granted herein to confess judgment shall not be exhausted by any exercise thereof but shall continue from time to time and at all times until all obligations of Maker to Payee have been fully paid and/or discharged. Payee may confess one or more judgments in the same or different jurisdictions for all or any of the amount owing hereunder, without regard to whether Judgment has theretofore been confessed on more than one occasion for the same amount. In the event any judgment confessed against Maker hereunder is stricken or opened upon application by or on Maker's behalf for any reason, Payee is hereby authorized and empowered to again appear for and confess judgment against Maker for any part or all of the amounts owing hereunder, as provided for herein, if doing so will cure any errors or defects in such prior proceedings.

         7. Remedies Cumulative. The remedies of Payee provided herein or otherwise available to Payee at law or in equity including all warrants of attorney may be pursued separately, successively or together at the sole discretion of Payee, and may be exercised as often as occasion therefore shall occur, and the failure to exercise any such right or remedy shall in no event be construed as a waiver or release of the same.

         8. Assignment. Payee shall, without the requirement of first obtaining Maker's consent, have the right to assign this Note to any company affiliated with Payee. Otherwise, Payee shall not negotiate or assign this Note to any other person or entity without Maker's prior written consent.

         9. Miscellaneous.

                  (a) Maker waives presentment for payment, demand, notice of demand, notice of nonpayment or dishonor, protest and notice of protest of this Note, and all other notices in connection with the delivery, acceptance, performance, default or enforcement of the payment of this Note. Liability hereunder shall be unconditional and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Payee.

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                  (b) The words "Payee" and "Maker" whenever occurring herein shall be deemed and construed to include the respective permitted successors and assigns of Payee and Maker

                  (c) This Note shall be governed by and construed according to the laws of the Commonwealth of Pennsylvania, Maker hereby consents to the exclusive jurisdiction of the Court of Common Pleas of Montgomery County, Pennsylvania in any and all actions or proceedings arising hereunder or pursuant hereto.

                  (d) Maker irrevocably as an independent covenant waives the right to jury trial in any action or proceeding between Maker and Payee,

                  (e) Caption headings in this Note are for convenience purposes only and are not to be used to interpret or define the provisions of this Note. If a court of competent jurisdiction finds any provision of this Note to be invalid or unenforceable as to any person or circumstance, such finding shall not render that provision invalid or unenforceable as to any other persons or circumstances, and all provisions of this Note in all other respects shall remain valid and enforceable.

                  (f) Payee shall not be deemed, by any act of omission or commission to have waived any of its rights or remedies hereunder unless such waiver is in writing and signed by Payee, and then only to the extent specifically set forth in writing. A waiver by Payee with respect to one event shall not be construed as continuing or as a bar to or waiver of any right or remedy with respect to a subsequent event.

                  (g) So long as Maker's obligations hereunder remain outstanding, Maker shall furnish Payee with quarterly financial statements and within sixty (60) days following the end of its fiscal year, an audited financial statement.

         IN WITNESS WHEREOF, Maker, intending to be legally bound hereby, has executed this Note, under seal, the day and year first above written.

Date: April 1, 2002

                                             TRC HOLDINGS, INC,



                                             By: /s/ Richard Raquet
                                                -------------------------
                                                Name: Richard Raquet
                                                Title: President

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                    ACKNOWLEDGMENT OF CONFESSION OF JUDGMENT

         THE UNDERSIGNED MAKER HEREBY ACKNOWLEDGES THAT THIS NOTE CONTAINS A CONFESSION OF JUDGMENT. MAKER UNDERSTANDS THAT A JUDGMENT MAY BE OBTAINED AGAINST MAKER WITHOUT NOTICE AND AN OPPORTUNITY TO BE HEARD IN COURT. THE UNDERSIGNED MAKER, ACTING THROUGH ITS OFFICERS, HAS RETAINED INDEPENDENT COUNSEL (OR HAS BEEN ADVISED BY PAYEE TO RETAIN SUCH COUNSEL) TO REVIEW THIS NOTE INCLUDING THE CONFESSION OF JUDGMENT. THE UNDERSIGNED DOES KNOWINGLY AND FREELY EXECUTE THIS NOTE CONTAINING THE CONFESSION OF JUDGMENT.

                                             TRC HOLDINGS, INC,



                                             By: /s/ Richard Raquet
                                                -------------------------
                                                Name: Richard Raquet
                                                Title: President

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                               AMENDMENT AGREEMENT

         This Agreement, made this 1st day of April, 2002 among TRC Holdings, Inc., a Pennsylvania corporation ("Buyer"), NCO Group, Inc., a Pennsylvania corporation, and its wholly owned subsidiary, NCO Teleservices, Inc., a Pennsylvania corporation (collectively referred to as "Seller").

         Buyer and Seller entered into an Asset Purchase Agreement dated October 26, 2000 and effective as of September 29, 2000 (the "Asset Purchase Agreement") pursuant to which Buyer purchased the market research business of Seller on October 30, 2000.

         The parties desire to amend certain terms of the Asset Purchase Agreement, as provided herein.

         NOW, THEREFORE, the parties hereto, *in consideration of the foregoing and the mutual covenants contained herein, intending to be legally bound hereby, agree as follows:

         1. The reference in paragraph 1.4 of the Asset Purchase Agreement to a sublease of the premises at 535 Pennsylvania Avenue, Fort Washington, Pa. and its attachment as Exhibit "A" are hereby deleted.

         2. The terms of the Note described in paragraph 2.1 of the Asset Purchase Agreement are hereby deleted and the terms of the Note shall be the terms included in the Amended and Restated Note attached hereto as Exhibit "I". Upon execution of this Amendment Agreement, Buyer will pay to Seller the amount of One Million Dollars ($1,000,000) in reduction of the principal balance of the Note from $12,250,000 to $11,2250,000. In addition to the payments due under the Note, if, during the period while the Note is outstanding, Buyer shall sell substantially all of the assets or the stock of its market research business, Seller shall be entitled to receive ten percent (10%) of the excess over the Net Proceeds up to a maximum of $3 million. Net Proceeds shall be defined as the sale price reduced by (a) the expenses of sale, (b) amounts required to pay in full any debts or other liabilities not assumed by the Purchaser and (c) an amount equal to the shareholders invested capital in the Company. Seller's payments hereunder shall be in the same form and at the same time or times as any payments to be. received by Buyer.

         3. The reference in paragraph 10.6 (c) of the Asset Purchase Agreement to the sublease of Seller's Upper Darby, Pennsylvania facility including its attachment as Exhibit "B" are hereby deleted.

         4. The reference in paragraph 10.6 (i) of the Asset Purchase Agreement, requiring enforcement of NCO's rights against Robert Malmud is hereby deleted and Seller shall have no further obligation to pursue any claims against Robert Malmud.

         5. In all other respects the Asset Purchase Agreement remains in full force and effect.

         IN WITNESS WHEREOF, the parties hereto set their hands and seals as of the date first above written

                                   TRC Holdings, Inc.


                                   By: /s/ [graphic omitted]
                                      -----------------------------
                                      President


                                   NCO Teleservices, Inc.


                                   By: /s/ [graphic omitted]
                                      -----------------------------

                                   NCO Group, Inc.


                                   By: /s/ [graphic omitted]
                                      -----------------------------